INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31900 of iGo Corporation on Form S-8 of our report dated March 2, 2001, appearing in this Annual Report on Form 10-K of iGo Corporation for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Reno, Nevada
March 30, 2001